Exhibit 32.2
Written Statement of the Chief Financial Officer
Pursuant to 18 U.S.C ss.1350 as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 10-K/A of NexCore Healthcare Capital Corp (“the Company”), for the year ending December 31, 2010 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, the undersigned, as Chief Financial Officer of the Company, does hereby certify that to the undersigned’s knowledge and solely for the purposes of complying with 18 U.S.C. ss. 1350, that:
1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and that

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2011	/s/ Robert D. Gross
Robert D. Gross
Chief Financial Officer (duly authorized officer and principal financial officer)